Exhibit 21.01


            NORTHERN STATES POWER COMPANY, MINNESOTA AND SUBSIDIARIES



Subsidiaries of Registrant*


       Name                State of Incorporation     Purpose
       ----                ----------------------     -------
Northern States Power
  Company (Wisconsin)                  Wisconsin      Electric and gas utility

Viking Gas Transmission Company        Delaware       Natural gas transmission

NRG Energy, Inc.                       Delaware       Owns  and  manages  nonregulated  energy
                                                      subsidiaries of the Company

Energy Masters International, Inc.     Minnesota      Natural   gas   marketing   and   energy
                                                      services

Eloigne Company                        Minnesota      Owns  and  operates  affordable  housing
                                                      units

Seren Innovations, Inc.                Minnesota      Communications and data services


Ultra Power Technologies, Inc.         Minnesota      Markets power-cable testing technology

*  Excludes certain immaterial subsidiaries